Exhibit 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 26, 2021

BP p.l.c.

1 St. James Square

London, SW1Y 4PD

United Kingdom

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton under the heading “Experts” in this BP p.l.c. Registration Statement on the Form F-3 and to the incorporation by reference therein of (i) the references to DeGolyer and MacNaughton contained in the section entitled “Oil and gas disclosures for the group” of the Annual Report and the Form 20-F for the year ended December 31, 2020, of BP p.l.c. (the Form 20-F), as set forth under the heading “Compliance” on page 313 and (ii) our report of third party dated March 9, 2021, presenting our estimates of the net proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2020, of certain properties in which PJSC Rosneft Oil Company has represented it holds an interest, which is included as Exhibit 15.2 to the Form 20-F.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716